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                                                                    EXHIBIT 10.8

                             STOCKHOLDERS AGREEMENT

            STOCKHOLDERS AGREEMENT dated as of August 22, 1996 by and among RV Products Holding Corp., a Delaware corporation (the "Company"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), Citicorp Mezzanine Partners, L.P. ("CMP"), CCT III Partners, L.P., a Delaware limited partnership, upon signing a counterpart hereof after the date hereof ("CCT"), each of the executives of the Company or its subsidiaries as set forth on the attached Schedule A (each an "Executive," and together the "Executives"), and such of the Persons set forth on Schedule B, who have signed counterparts hereof after the date hereof (each an "Individual Investor," and together the "Individual Investors"). CVC, CMP, CCT, the Executives, the Individual Investors and their respective Permitted Transferees are each referred to herein as a "Stockholder" and together the "Stockholders".

            The Executives hold Class A Common Stock, par value $.01 per share (the "Class A Common"), and have acquired certain other securities of the Company pursuant to the Agreement and Plan of Merger, dated August 5, 1996 (the "Merger Agreement"), by and among the Company, RVP Acquisition Corp. and the stockholders of the Company.

            CVC has acquired, by virtue of the merger consummated pursuant to the Merger Agreement, Class A Common, shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common"), and certain other securities of the Company.

            CVC intends to sell some of its shares after the date hereof to CCT and the Individual Investors, at which time CCT and the Individual Investors, as a condition to such sales, will execute a counterpart of this Agreement and become parties hereto.

            CMP has received stock purchase warrants to purchase Common Stock pursuant to the Warrant Agreement, dated the date hereof (the "CMP Warrants").

            The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Board of Directors of the Company (the "Board") and the Board of Directors of each of its Subsidiaries, (ii) assuring the continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which the Stockholder Shares may be transferred.

            The Executives, in consideration of the issuance of Class A Common and preferred stock to each of them pursuant to the terms of the Merger Agreement, have agreed to undertake certain obligations vis-a-vis confidentiality and non-competition with the Company as more fully set out below.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
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            1. Definitions. As used herein, the following terms shall have the following meanings:

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "Approved Sale" means a sale of the Company to an Independent Third Party (whether by merger, consolidation, sale of all or substantially all of its consolidated assets (including, without limitation, the capital stock of its Subsidiaries) or sale of all of the Common Stock of the Company (whether in a private or public transaction and including by way of recapitalization or reorganization)) approved by the Board and the holders of a majority of the shares of Common Stock then outstanding to the extent applicable, pursuant to which all holders of Common Stock receive with respect thereto (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share of Common Stock or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

            "Board" means the Company's board of directors.

            "Cause" means (i) a material breach of this Agreement by Executive,
(ii) a breach of Executive's duty of loyalty to the Company or any of its Subsidiaries or any act of dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (iii) the commission by Executive of a felony, a crime involving moral turpitude or other act or omission causing material harm to the standing and reputation of the Company and its Subsidiaries, or (iv) Executive's failure to perform his duties to the Company and its Subsidiaries or as reasonably directed by the Board, which, in the case of a failure which is the first failure of its kind and which is capable of being cured, has been notified to the Executive by the Board in writing and has not been cured within 10 days of the date of notification.

            "Common Stock" means, collectively, the Class A Common and the Class B Common.

            "Common Stock Deemed Outstanding" means the number of shares of Common Stock, determined on a fully diluted basis giving effect to all outstanding securities convertible into or exchangeable for Common Stock (collectively, "Common Stock Equivalents") or any options, warrants (including, without limitation, the Management Option Plan and the CMP Warrants) or other rights to acquire Common Stock or Common Stock Equivalents.

            "CVC Stock" means (i) the shares of Class A Common and Class B Common held by CVC on the date hereof, (ii) any Class A Common into which any such Class B Common is converted, (iii) capital stock of Company acquired after the date hereof by CVC, and (iv) any shares of capital stock of the Company issued or issuable with respect to stock referred to in (i), (ii), and


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(iii) whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

            "Executive Representative" means as at the date hereof and for so long as he holds that position, the Chief Executive Officer of the Company, and thereafter such Executive as the holders of a majority of the Stockholder Shares held by the Executives may elect.

            "Fair Market Value" of the Securities being purchased means the price, as determined by the Board in good faith, at which an informed and willing seller would sell such Securities (valued on an aggregated basis) to an informed and willing buyer, neither being under any compulsion to buy nor to sell, taking into consideration the number and liquidity of the Securities being sold, the privately held nature of the Company and any other factors which the Board in its sole discretion deems relevant.

            "Family Group" means, with respect to any natural person, such person's spouse, siblings and descendants (whether natural or adopted) and any trust or other entity solely for the benefit of such person and/or such person's spouse, their respective ancestors and/or descendants.

            "Independent Third Party" means any Person who, prior to the contemplated transaction, does not own in excess of 5% of the Common Stock Deemed Outstanding, who is not controlling, controlled by or under common control with any such 5% owner of the Common Stock Deemed Outstanding and who is not a member of the Family Group of any such 5% owner of the Common Stock Deemed Outstanding.

            "Management Option Plan" means a plan approved by the Board pursuant to which the management of the Company may be issued up to 75,032 shares of the Common Stock of the Company.

            "Permitted Issuance" means (i) any issuance of Common Stock upon the conversion of any other class of Common Stock in accordance with the Company's certificate of incorporation, (ii) any issuance of Common Stock pursuant to the exercise of any of the Warrants, (iii) any issuance of Common Stock pursuant to the Management Option Plan, or (iv) any issuance of Common Stock with respect to the Common Stock issued pursuant to clauses (i), (ii) and (iii) above, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

            "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Public Sale" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public effected through a broker, dealer or market maker pursuant to the provisions of Rule 144 or Rule 144A (if such rule is available) under the Securities Act (or any similar rule or rules then in effect).


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            "Qualified Public Offering" means the sale, in an underwritten public offering registered under the Securities Act, of shares of the Company's Common Stock or other voting securities having an aggregate value of at least $20 million.

            "Regulatory Problem" means, with respect to any holder of the Company's securities, any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or the holder of the Company's securities reasonably believes that there is a substantial risk of such assertion) that such holder is not entitled to hold, or exercise any significant right with respect to such securities.

            "Securities" means all common stock, preferred stock, other equity securities and debt securities and interests therein issued by the Company or any of its Subsidiaries and held by an Executive or any permitted transferee of the Executive.

            "Securities Act" means the Securities Act of 1933, as amended from time to time.

            "Stockholder Shares" means (i) any Common Stock issued to or acquired by the Stockholders, (ii) any Common Stock issued or issuable upon exercise of the CMP Warrants or on the exercise of any option pursuant to the Management Option Plan, and (iii) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares will cease to be Stockholder Shares when they have been sold in a Public Sale. For purposes of this Agreement, a Person will be deemed to be a holder of Stockholder Shares whenever such Person has the right to acquire directly or indirectly such Stockholder Shares (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or a general partner of such partnership, association or other business entity.

            "Transfer" means any sale, transfer, assignment, pledge or other disposal.


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            "Voting Common Stock" means the Class A Common Stock and any other
Common Stock which in the ordinary course carries the right to vote at the Company's annual stockholders meetings.

            2.    Board of Directors.

            (a) Until the provisions of this Section 2 cease to be effective, each Stockholder shall vote all voting securities of the Company over which such Stockholder has voting control, and shall take all other necessary or desirable actions within such Stockholder's control (whether in such Stockholder's capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in Person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

             (i) the Board shall be comprised of three (3) or five (5) directors;

            (ii)  the following persons will be elected to the Board:

                  1. The then duly elected and acting chief executive officer of the Company shall be designated as a director.

                  2. The holders of the majority of the CVC Stock will designate one (1) or two (2) directors (the "CVC Directors").

                  3. The Stockholders holding a majority of the Voting Common Stock, voting together as a single class, will designate the same number of directors as designated by CVC.

           (iii) at all times, the composition of the board of directors of each of the Company's Subsidiaries (a "Sub Board") shall be the same as that of the Board;

            (iv) at all times, the Board and each Sub Board shall create a Compensation Committee, which shall consist of no more than three members; provided, that at least one such member shall be a CVC Director (who shall also be Chairman) and no more than one such member shall be a member of the Company's management or an affiliate or designee of management. The Compensation Committee shall also administer the Management Option Plan and shall have authority to allocate to new or existing management Common Stock repurchased by the Company pursuant to the terms of this Agreement;

             (v) any committees of the Board or a Sub Board (other than the Compensation Committee) shall be created only upon the approval of a majority of the votes cast by the members of the Board (and shall include the approval of at least one CVC Director).

            (vi) any director shall be removed from the Board, a Sub Board or any committee thereof (with or without cause) at the written request of the Stockholder or Stockholders


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      which have the right to designate such a director hereunder, but only upon such written request and under no other circumstances (in each case, determined on the basis of a vote or consent of the relevant Stockholder(s)); provided, that the holders of a majority of the Stockholder Shares may remove any director for cause but a replacement director may only be designated by the Stockholders which have the right to designate such director hereunder.

           (vii) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or a Sub Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or such Sub Board or committee shall be filled by a representative designated by the Stockholders which have the right to designate the director who ceases to serve; and

          (viii) so long as CMP holds any Stockholder Shares, the Company shall give CMP written notice of each meeting of the Board (and any committees thereof) and each meeting of each Sub Board (and any committees thereof), at the same time and in the same manner as notice is given to the directors of the Board or the Sub Board, as the case may be, and the Company shall permit a representative of CMP to attend, as an observer, all such meetings unless attendance at such meeting, in the Company's reasonable judgment, would create a conflict of interest for CMP; provided, that in the case of telephonic meetings, CMP need receive only actual notice thereof at the same time and in the same manner as notice is given to the directors of the Board or the Sub Board, as the case may be, and CMP's representative shall be given the opportunity to listen to such telephonic meetings. Each representative shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes) given to directors of the Board and each Sub Board in connection with such meetings at the same time such materials and information are given to such directors unless in the Company's reasonable judgment receipt of such materials would create a conflict of interest by CMP. The Company shall give written notice of any action by written consent in lieu of a meeting of directors of the Company or any of its Subsidiaries to CMP prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

            (b) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board or any Sub Board and any committee thereof. Prior to the consummation of a Qualified Public Offering, the Company shall not pay any compensation to directors who are not employees of the Company or any of its Subsidiaries.

            (c) The provisions of this Section 2 shall terminate automatically and be of no further force and effect upon the occurrence of a Qualified Public Offering.

            (d) In the event that any provision of the Company's bylaws or certificate of incorporation is inconsistent with any provision of this Section 2, the Stockholders shall take such action as may be necessary to amend any such provision in the Company's bylaws or certificate of incorporation to remedy such inconsistency.


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            3. Conflicting Agreements. Each Stockholder represents that such
Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement.

            4.    Restrictions on Transfer by Stockholders/Other Rights.

            (a) Tag Along Rights. Subject to Sections 4(c) and 4(e), at least 15 days prior to any Transfer of more than 1% of the total number of Stockholder Shares, the Stockholder making such Transfer (the "Transferring Stockholder"), shall deliver a written notice (the "Sale Notice") to the Company and the other Stockholders ("Other Stockholders"), specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer; provided that this Section 4(a) shall not apply to any Transfer made with respect to the Sale of the Company pursuant to Section 5. The Other Stockholders may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within 10 days after delivery of the Sale Notice. If any Other Stockholders have elected to participate in such Transfer, each of the Transferring Stockholder and such Other Stockholders shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares of any class equal to the product of
(i) the quotient determined by dividing (A) the percentage of Stockholder Shares of such class or series owned by such Stockholder by (B) the aggregate percentage of Stockholder Shares of such class or series owned by the Transferring Stockholder and the Other Stockholders participating in such Transfer, and (ii) the aggregate number of Stockholder Shares of such class or series to be sold in the contemplated Transfer.

            (b) First Offer Rights. Subject to Sections 4(c) and 4(e), at least 60 days prior to any Transfer of Stockholder Shares by any Stockholder or any of their Permitted Transferees, the Person making such Transfer (the "Offering Stockholder") shall deliver a written notice (the "Transfer Notice") to the Company (unless the Offering Stockholder is CVC, in which case the Transfer Notice shall be delivered to the Company Secretary on behalf of the Executives) specifying in reasonable detail the number of shares proposed to be transferred, the proposed purchase price (which shall be payable solely in cash) and the other terms and conditions of the Transfer; provided that this Section 4(b) shall not apply to any Transfer made with respect to the Sale of the Company pursuant to Section 5. In the case of a Transfer by a Person other than CVC, the Company may elect to purchase all (but not less than all) of the Stockholder Shares to be transferred, upon the same terms and conditions as those set forth in the Transfer Notice, by delivering a written notice of such election to the Offering Stockholder within 30 days after the Transfer Notice has been delivered to the Company. If the Offering Stockholder is CVC, each of the Executives (or such of the Executives as the Management Representative determines may participate) may elect to purchase upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to CVC within 30 days after the Transfer Notice has been given to the Company Secretary, a number of the Stockholder Shares to be transferred equal to such number as the Management Representative determines or in the absence of any such determination the product of (i) the quotient determined by dividing (A) the number of Stockholder Shares owned by such Executive by (B) the aggregate number of Stockholder Shares owned by the other Executives participating in the purchase, and (ii) the aggregate number of Stockholder Shares to be sold in the contemplated


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Transfer. If, neither the Company nor the Executives, as the case may be, has elected to purchase all of the Stockholder Shares to be transferred in accordance with the preceding sentences, each of the Stockholders to whom such shares have not previously been offered may elect to purchase upon the same terms and conditions as those set forth in the Transfer Notice, by giving written notice of such election to the Offering Stockholder within 30 days after the Transfer Notice has been given to the Company (the "Option Period"), a number of the Stockholder Shares to be transferred equal to the product of (i) the quotient determined by dividing (A) the number of Stockholder Shares owned by such Stockholder by (B) the aggregate number of Stockholder Shares owned by the other Stockholders electing to purchase, and (ii) the aggregate number of Stockholder Shares to be sold in the contemplated Transfer. If no Stockholder elects to purchase Stockholder Shares specified in the Transfer Notice and if the terms and conditions of Section 4(a) above have been met, then the Offering Stockholder may transfer the Stockholder Shares specified in the Transfer Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Transfer Notice during the 60-day period immediately following the expiration of the Option Period. Any Stockholder Shares not transferred within such 60-day period will be subject to the provisions of this Section 4(b) upon subsequent transfer.

            (c) Permitted Transfers. The restrictions contained in this Section 4 shall not apply with respect to any Transfer of Stockholder Shares by any Stockholder (i) in the case of an individual Stockholder, pursuant to applicable laws of descent and distribution or to any member of such Stockholder's Family Group, and (ii) in the case of CVC and its Permitted Transferees, (A) to CCT or any Individual Investor, (B) among their Affiliates, employees and consultants,
(C) to any employee, prospective employee, director or prospective director of the Company or any Affiliate of the Company, (D) to any former or prospective employee, director or prospective director of CVC or any Affiliate of CVC, (E) to any Person in order to resolve a Regulatory Problem or (F) in the case of CMP, as a distribution in kind to its general partner or its limited partners pro rata in accordance with their respective partnership interests; provided, that the restrictions contained in this Section 4 shall continue to be applicable to such Stockholder Shares after any such Transfer; provided further, that the transferees of such Stockholder Shares shall have agreed in writing to be bound by the provisions of this Agreement which affect the Stockholder Shares so transferred by executing a joinder in substantially the form attached hereto as Exhibit A. All transferees permitted under this Section 4(c) are collectively referred to herein as "Permitted Transferees."

            (d) Repurchase Option. Each of the Executives hereby grants to the Company or its nominee or assignee (the "Purchasing Entity") an option to repurchase all or some of his or her Securities (but with respect to a purchase of less than all Securities the Company shall repurchase Securities pursuant hereto in the same ratios as such Securities are held the Executive) at Fair Market Value pursuant to the terms and conditions set forth in this Section 4(d), such option to be exercisable in the event that the Executive's Employment is terminated by resignation (other than retirement at age 65, or 62 in the case of Lonnie Snook), death, disability or by the Company for Cause (the "Repurchase Option"). The Company may make its election to repurchase by delivering a written notice (the "Repurchase Notice") to the Executive within 15 days of the date at which the termination, resignation, or retirement becomes effective. The Repurchase Notice must set forth a date and time during normal business hours of not more than 30 days from the delivery date on which closing of the Repurchase Option will occur. The closing of the purchase of Executive's Securities pursuant to the Repurchase Option shall take place on the date designated by the


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Purchasing Entity in the Repurchase Notice, which must be no earlier than the date of such Repurchase Notice. The Purchasing Entity will pay for Executive's Securities to be purchased pursuant to the Repurchase Option by delivery of a check in the aggregate amount of the purchase price therefor. The Purchasing Entity will be entitled to receive customary representations and warranties from Executive regarding authority to sell his or her Securities and free and unencumbered title thereto. Executives shall not transfer or attempt to transfer any Securities while the Repurchase Option remains unexercised. Any transfer or attempted transfer in violation of this provision shall be null and void, and the Company shall not record such transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose. The Company may assign any of it rights under this Section 4(d). If the Company (or its assignee) elects not to exercise its rights under this Section 4(d) such rights shall be exercisable by CVC or its nominee.

            (e) Termination of Restrictions. The restrictions set forth in this
Section 4 shall continue with respect to each Stockholder Share until the earlier of (i) the Transfer of such Stockholder Share in a Public Sale or an Approved Sale, or (ii) the consummation of a Qualified Public Offering.

            (f) Company Buy-back. In the event the Executive retires having reached an age of 65 (or 62 in the case of Lonnie Snook) or is terminated without Cause (as determined by the Board in its sole discretion), the Executive may request the Company to repurchase at Fair Market Value all, but not less than all, of his or her Securities. The Company will use its commercially reasonable efforts to repurchase the Securities, but will not do so if the repurchase would result in the violation of or cause a default under any credit agreement or if the Board determines in good faith that it would not be in the best interests of the Company to repurchase the Securities or that the repurchase would impose a materially adverse economic burden on the Company or any Stockholder. If the repurchase would result in the violation of or cause a default under any credit agreement, the Company agrees to use commercially reasonable efforts to obtain appropriate waivers of such violations or defaults to permit the Company to repurchase such Securities.

            5.    Sale of the Company.

            (a) In the event of an Approved Sale, each Stockholder will (i) consent to and raise no objections against the Approved Sale or the process pursuant to which the Approved Sale was arranged, (ii) waive any dissenter's rights and other similar rights, and (iii) if the Approved Sale is structured as a sale of stock, each Stockholder will agree to sell its Stockholder Shares on the terms and conditions of the Approved Sale. Each Stockholder will take all necessary and desirable actions as directed by the Board and the holders of a majority of the Company's Common Stock in connection with the consummation of any Approved Sale, including without limitation executing the applicable purchase agreement and granting identical indemnification rights. Each Stockholder required to make indemnification payments in connection with any Approved Sale shall have a right to recover from the Other Stockholders to the extent that the amount required to be paid by such Stockholder was disproportionate to the proportion of the total consideration received by all Stockholders, compared to the consideration actually received by such Stockholder.


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            (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) under the Securities Act may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Other Stockholders will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any Other Stockholder appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if any Other Stockholder declines to appoint the purchaser representative designated by the Company such holder will appoint another purchaser representative (reasonably acceptable to the Company), and such holder will be responsible for the fees of the purchaser representative so appointed.

            (c) All Stockholders will bear their pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Stockholder Shares pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by any Stockholder on its own behalf will not be considered costs of the transaction hereunder.

            (d) This Section 5 shall automatically terminate upon a Qualified Public Offering.

            6. Legend. In addition to any legend required by any other document, each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 22, 1996 BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE "COMPANY") AND THE COMPANY'S STOCKHOLDERS AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME. A COPY OF SUCH STOCKHOLDERS' AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

The Company shall imprint such legend on certificates evidencing Stockholder Shares outstanding prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares.

            7. Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.


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            8. Transfer of Stockholder Shares.

            (a) Stockholder Shares are transferable only (i) in a Public Sale and (ii) subject to Section 8(b) below, by any other legally available means of Transfer; provided that any Transfer must also comply with the terms of Section 4.

            (b) In connection with the Transfer of any Stockholder Shares other than a Transfer described in clause (i) of Section 8(a) above or any Transfer between CVC, any Individual Investor or any of their respective Affiliates, the holder thereof shall deliver written notice to the Company describing in reasonable detail the Transfer or proposed Transfer, together with an opinion of counsel reasonably acceptable to the Company to the effect that such Transfer of Stockholder Shares may be effected without registration of such Stockholder Shares under the Securities Act. In addition, if the holder of the Stockholder Shares delivers to the Company an opinion of counsel that no subsequent Transfer of such Stockholder Shares shall require registration under the Securities Act, the Company shall promptly upon such contemplated Transfer deliver new certificates for such Stockholder Shares which do not bear the legend set forth in Section 6 above. If the Company is not required to deliver new certificates for such Stockholder Shares not bearing such legend, the holder thereof shall not Transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained herein, as provided in section 4(c) above.

            (c) Upon the request of a holder of Stockholder Shares, the Company shall promptly supply to such Person or its prospective transferees all information regarding the Company required to be delivered in connection with a Transfer pursuant to Rule 144A (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

            (d) Upon the request of any holder of Stockholder Shares, the Company shall remove the legend set forth in Section 6 above from the certificates for such holder's Stockholder Shares; provided, that such Stockholder Shares are eligible for sale pursuant to Rule 144 (or any similar rule or rules then in effect) of the Securities and Exchange Commission.

            9. Confidential Information. References in this Section 9 and in Sections 10 and 11 below to the Company and its Subsidiaries include any of their respective predecessors. The Executive acknowledges that the information, observations and data obtained by him while employed by the Company and its Subsidiaries concerning the business or affairs of the Company, or any Subsidiary ("Confidential Information") are the property of the Company or such Subsidiary. Therefore, the Executive agrees not to disclose to any unauthorized person or use for the Executive's own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of the Executive's acts or omissions. The Executive shall deliver to the Company at the termination of the Executive's Employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which the Executive may then possess or have under his or her control.

            10. Inventions and Patents. The Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. The Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

            11.   Non-Compete, Non-Solicitation.

            (a) In further consideration of the compensation to be paid to the Executive hereunder, the Executive acknowledges that in the course of his employment with the Company he or she has become familiar and shall become familiar with the Company's trade secrets and with other Confidential Information concerning the Company and its Subsidiaries and that his or her services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, the Executive agrees that, during the Executive's Employment and for a period thereafter equivalent to the maximum period for which the Executive would, if the Executive's employment were terminated for Cause, be entitled to severance (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries, as such businesses exist or are in process on the date of the termination of the Executive's employment, within any geographical area in which the Company or its Subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit the Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Executive has no active participation in the business of such corporation.

            (b) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any Subsidiary at any time during the 12 month period immediately prior to the Executive's termination of employment or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

            12. Enforcement. If, at the time of enforcement of Sections 9, 10 or 11 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because the

Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by the Executive of Section 11, the Noncompete Period shall be tolled until such breach or violation has been duly cured. The Executive agrees that the restrictions contained in Section 11 are reasonable.

            13. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company or the holders of a majority of the Stockholder Shares, provided that, no modification, amendment or waiver which adversely or prejudicially affects any one Stockholder (the "Affected Stockholder") vis-a-vis the other Stockholders or the Company shall be effective without the approval in writing of the Affected Stockholder; no amendment to Sections 2, 4 or 5 which adversely affects the rights of the Executives shall be effective without the consent of Executives holding a majority of the Stockholder Shares held by the Executives; and no amendment to Sections 4(d), 9, 10, or 11 shall be effected without the consent of the Executive affected thereby. For avoidance of doubt, adding additional Parties to this Agreement shall not be, in and of itself, an amendment which adversely or prejudicially affects any one Stockholder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

            14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            15. Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

            16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

            17. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

            18. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

            19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, 3 days after mailing by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

            To the Company:

                  RV Products Holding Corp.
                  3050 North St. Francis Street
                  Wichita, KS  67215
                  Attn: Melvin L. Adams
                  Facsimile No.: (316)832-3493

            With a copy to CVC.

            To CVC:

                  Citicorp Venture Capital, Ltd.
                  399 Park Avenue
                  14th Floor
                  New York, New York  10043
                  Attention: Thomas F. McWilliams
                  Facsimile No.:  (212) 888-2940

            With a copy to:

                  Kirkland & Ellis
                  Citicorp Center
                  153 East 53rd Street
                  New York, New York  10022-4675
                  Attention: Kirk A. Radke, Esq.
                  Facsimile No.: (212) 446-4900

            To CMP

                  Citicorp Mezzanine Partners, L.P.
                  399 Park Avenue
                  New York, New York 10043
                  Attention: Noelle Doumar
                  Telecopy No.:  (212) 888-2940

            To the Executives:

                  c/o RV Products Holding Corp.
                  3050 North St. Francis Street
                  Wichita, KS 67215
                  Attention: [Executive]
                  Telecopy No.: (316)832-3493

            With copies to:

            To Individual Investors:

                  c/o Citicorp Venture Capital, Ltd.
                  399 Park Avenue
                  14th Floor
                  New York, New York  10043
                  Attention: Thomas F. McWilliams
                  Facsimile No.:  (212) 888-2940

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

            20. Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York.

            21. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                               *   *   *   *   *

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                                        RV PRODUCTS HOLDING CORP.


                                        By:
                                           ---------------------------------
                                        Its:

                                        CITICORP VENTURE CAPITAL, LTD.


                                       By:
                                           ---------------------------------
                                        Its:

                                        CITICORP MEZZANINE PARTNERS, L.P.
                                        By: Citicorp Capital Investors, Ltd.
                                        Its:  General Partner


                                        By:
                                           ---------------------------------
                                        Its:

                                   SCHEDULE A

                            EXECUTIVE SIGNATURE PAGE
                                       FOR
                             STOCKHOLDERS AGREEMENT

MELVIN ADAMS                            SCOTT LEISTER


-------------------------               -------------------------

PIERRE BRIGLIO                          SHERYLL McCLENNY


-------------------------               -------------------------

CASEY                                   PECHIN


-------------------------               -------------------------

KIM EMMERT                              PHIL ROBINSON


-------------------------               -------------------------

RON EYRES                               ROSATI


-------------------------               -------------------------

STEVEN GOKIE                            GREGORY SCAFE


-------------------------               -------------------------

GREGORY GUINN                           RICHARD SCHREK


-------------------------               -------------------------

KENNETH HOLT                            LONNIE SNOOK


-------------------------               -------------------------

DEBRA JONES                             DON WARD


-------------------------               -------------------------

JOHN JONES                              JAMES WOODRUFF


-------------------------               -------------------------

WARREN LEINEN                           DONALD YELEY


-------------------------               -------------------------

                                   SCHEDULE B

                              INDIVIDUAL PURCHASERS
                               SIGNATURE PAGE FOR
                             STOCKHOLDERS AGREEMENT


-----------------------------------
       NATASHA PARTNERSHIP


-----------------------------------
        RICHARD M. CASHIN


-----------------------------------
        DAVID F. THOMAS


-----------------------------------
         ALCHEMY, L.P.


-----------------------------------
      THOMAS F. MCWILLIAMS


-----------------------------------
        JAMES A. URRY

                            STOCKHOLDERS AGREEMENT
                                AMENDMENT NO. 1

            This Agreement is dated as of November 10, 1997 and made by and among Airxcel Holdings, Inc. (formerly RV Products Holding Corp.), a Delaware corporation (the "Company"), Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), Citicorp Mezzanine Partners, L.P. ("CMP"), CCT Partners III, L.P., a Delaware limited partnership, upon signing a counterpart hereof after the date hereof ("CCT"), each of the executives of the Company or its subsidiaries as set forth on the attached Schedule A (each an "Executive," and together the "Executives"), and such of the Persons set forth on Schedule B, who have signed counterparts hereof after the date hereof (each an "Individual Investor," and together the "Individual Investors"). CVC, CMP, CCT, the Executives, the Individual Investors and their respective Permitted Transferees are each referred to herein as a "Stockholder" and together the "Stockholders".

            The Stockholders, other than George D. Wyers, David L. Shuford, T.K. Sellers and Paul Mechler (the "Crispaire Stockholders"), are parties to a Stockholders Agreement dated August 22, 1996 (the "Stockholders Agreement").

            The Company, its wholly-owned subsidiary Airxcel, Inc. (formerly Recreation Vehicle Products, Inc.), Crispaire Corporation and the Crispaire Stockholders are parties to an Asset Purchase Agreement dated as of October 17, 1997 (the "Agreement").

            Pursuant to the Agreement, the Crispaire Stockholders have agreed to subscribe for an aggregate of 41,800.585 shares of the Company's Class A Common Stock, par value $.01 per share (the "New Shares").

            It is a condition precedent to the effectiveness of the Agreement that the Crispaire Stockholders become party to the Stockholders Agreement and effect certain changes therein by entering into and executing this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

            SECTION I. DEFINITIONS. Terms used but not defined herein have the meaning given to those terms in the Agreement. In addition, in this Agreement the term "Existing Stockholders" means the Stockholders other than the Crispaire Stockholders.

            SECTION II. JOINDER. Each of the Company, the Existing Stockholders and the Crispaire Stockholders hereby agree that upon execution of this Agreement, each of the Crispaire Stockholders shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed an Executive and a Stockholder for all purposes thereof. In addition, each of the Existing Stockholders and the Crispaire Stockholders hereby agrees that all

New Shares held by such Crispaire Stockholder shall be deemed Stockholder Shares for all purposes of the Stockholders Agreement. The Crispaire Shareholders shall not be responsible for any breaches or defaults that may have occurred under the Stockholders Agreement prior to the execution of this Amendment.

            SECTION III. WAIVER. The Stockholders and the Company hereby irrevocably waive for the benefit of the New Stockholders compliance with
Section 4 of the Stockholders Agreement with respect to the issuance of the New Shares and agree that any subsequent transfer of the New Shares by George Wyers to not more than 2 transferees and of not more than 5,000.00 New Shares in total shall be considered a Permitted Transfer pursuant to Section 4(c) of the Stockholders Agreement, subject to the provisos contained in Section 4(c).

            SECTION IV. AMENDMENTS. As of the date hereof, and for all times subsequent to the date hereof, the following provisions of the Stockholders Agreement are hereby amended as follows:

            4.1   By the addition to Section 1 of the following definitions:

            "Crispaire Stockholders" means George D. Wyers, David L. Shuford, T.K. Sellers and Paul Mechler.

            "Crispaire Stockholder Stock" means (i) the shares of Class A Common held by the Crispaire Stockholders on the date hereof, (ii) any capital stock of Company acquired after the date hereof by the Crispaire Stockholders, and (iii) any shares of capital stock of the Company issued or issuable with respect to stock referred to in (i) and (ii) whether by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

            4.2 By the amendment in Section 1 thereof of the definition of Management Option Plan to read as follows:

            "Management Option Plan" means a plan approved by the Board pursuant to which the management of the Company may be issued up to 77,678.205 shares of the Common Stock of the Company, as the same may be amended from time to time.

            4.3 By the deletion of the existing Sections 2(a)(ii) and (iii) thereof and their replacement with the following:

            "(i)  the Board shall be comprised of six (6) directors;

            (ii) the following persons will be elected to the Board:

                  1. The then duly elected and acting chief executive officer of the Company shall be designated as a director.

                  2. George D. Wyers, who shall hold office for so long as he remains employed by the "Crispaire" division of Airxcel, Inc.

                  3. The holders of the majority of the CVC Stock will designate one (1) or two (2) directors (the "CVC Directors").

                  4. The Stockholders holding a majority of the Voting Common Stock, voting together as a single class, will designate the remaining directors."

            SECTION V.  MISCELLANEOUS

            The provisions contained in Section 13 to 21 of the Stockholders Agreement shall be incorporated herein by reference with all necessary amendments. Sections 9, 10 and 11 of the Stockholders Agreement shall not apply with respect to the Crispaire Stockholders. The current parties to the Stockholders Agreement represent and warrant to the Crispaire Stockholders that to the best of their knowledge the Stockholders Agreement submitted to the Crispaire Stockholders is a true and correct copy thereof, that it is in full force and effect, that it has not been modified or amended, and that no party is in default thereunder.

                               *   *   *   *   *

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement in accordance with Section 13 of the Stockholders Agreement as in the date first above written.

                                       AIRXCEL HOLDINGS, INC.


                                       By:
                                          -----------------------------------
                                       Its:

                                       CITICORP VENTURE CAPITAL, LTD.


                                       By:
                                          -----------------------------------
                                       Its:

                                       CITICORP MEZZANINE PARTNERS, L.P.
                                       By: Citicorp Capital Investors, Ltd.
                                       Its: General Partner


                                       By:
                                          -----------------------------------
                                       Its:

                                       CCT PARTNERS III, L.P.


                                       By:
                                          -----------------------------------
                                       Its:

                                   SCHEDULE A

                            EXECUTIVE SIGNATURE PAGE

                                       FOR

                             STOCKHOLDERS AGREEMENT

MELVIN ADAMS                            SCOTT LEISTER


-------------------------               -------------------------

PIERRE BRIGLIO                          SHERYLL McCLENNY


-------------------------               -------------------------

CASEY                                   PECHIN


-------------------------               -------------------------

KIM EMMERT                              PHIL ROBINSON


-------------------------               -------------------------

RON EYRES                               ROSATI


-------------------------               -------------------------

STEVEN GOKIE                            GREGORY SCAFE


-------------------------               -------------------------

GREGORY GUINN                           RICHARD SCHRECK


-------------------------               -------------------------

KENNETH HOLT                            T.K. SELLERS


-------------------------               -------------------------
DEBRA JONES                             DAVID SHUFORD


-------------------------               -------------------------
JOHN JONES                              LONNIE SNOOK

WARREN LEINEN                           DON WARD


-------------------------               -------------------------

PAUL MECHLER                            JAMES WOODRUFF


-------------------------               -------------------------

                                        GEORGE WYERS


                                        -------------------------

                                   SCHEDULE B

                              INDIVIDUAL PURCHASERS
                               SIGNATURE PAGE FOR
                             STOCKHOLDERS AGREEMENT


-----------------------------------
      NATASHA PARTNERSHIP


-----------------------------------
       RICHARD M. CASHIN


-----------------------------------
       DAVID F. THOMAS


-----------------------------------
        ALCHEMY, L.P.


-----------------------------------
     THOMAS F. MCWILLIAMS


-----------------------------------
        JAMES A. URRY